UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Victory Clean Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14425 Falcon Head Blvd., Bldg E, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement

Victory Clean Energy Inc. (the “Company,”) and Proton Power, Inc. (“Proton”) signed agreements on August 20, 2024 and agreed to consider the terms effective as of the 7th day of April, 2024.

The agreements identified as a Hydrogen Technology Purchase Agreement and Intellectual Property License Agreement for Hydrogen Production Technology provide that the Company will acquire royalty-free, exclusive, and assignable right and license, for the Perpetual Term, to produce, distribute, sell, and offer for sale hydrogen, hydrogen rich syngas, and byproducts of the process for producing the hydrogen (including biochar) from biomass using Proton’s Hydrogen Production Technology (“the “Hydrogen Production Technology”).

The production of diesel compatible fuels from biomass and the production of graphene from biomass are not included in the agreements.

The Company also aquired the right to receive 50% of Seller’s graphene revenues, if the Company introduces a customer to Proton and uses Company supplied biochar to process the customer’s graphene order. If Proton uses the Company’s biochar to process the graphene order of a customer not introduced, Proton will pay the Company 50% of the gross revenue paid by the customer.

The Company must pay to Proton a cash purchase price of One Hundred Million Dollars ($100,000,000.00) within five (5) years from the effective date of the agreement.

Weekly payments equal to eighty-six thousand dollars ($86,000.00) must be made commencing on the effective date until twenty-five million Dollars ($25,000,000.00) of the purchase price has been paid. The Company may reduce the weekly payments to no less than fifty thousand dollars ($50,000.00) until November 15, 2024. The difference shall be paid no later than December 15, 2024. Any remaining portion of the cash purchase price must be made on or before the end of the five-year payment term.

During the 5-year payment term an interim license is provided with the same rights as the perpetual license that vests when the full purchase price is paid.

A copy of these agreements are attached hereto as Exhibit 99.1 to this Form 8-K.

Our Chairman, Christopher Headrick has previously provided the Company a non-exclusive license to the same technology which currently remains active and available. He has no control or equity interest in Proton and has no family relationships with its’ management or beneficial owners.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Hydrogen Technology Purchase Agreement with Intellectual Property License Agreement signed August 20, 2024 between Victory Clean Energy Inc. and Proton Power, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Clean Energy, Inc.

Date:August 21, 2024
/s/ Jim McGinley
Jim McGinley
Chief Executive Officer